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                                                                   EXHIBIT 10.10


                                   OPTEL, INC.

                          RESTATED INCENTIVE STOCK PLAN

              (APPROVED BY THE BOARD ON JUNE 4, 1998 AND AS AMENDED
          ON JANUARY 25, 1999 AND MAY____, 1999 AND TO BE EFFECTIVE ON
                 THE IPO DATE, SUBJECT TO SHAREHOLDER APPROVAL)


I.   Purpose

         This Restated Incentive Stock Plan (the "Plan") is intended to attract, retain and provide incentives to senior executives and key employees of the Corporation, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, performance based awards, other stock-based awards or any combination of the foregoing to the eligible participants.


II.  Definitions

         (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code), stock appreciation rights, stock awards, restricted share awards, dividend equivalent rights, performance based awards or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c) "Board" means the Board of Directors of the Corporation.

         (d) "Change in Control" means the occurrence of any one of the following events:

              (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than Le Groupe Videotron Ltee, Sojecci Ltee, Sojecci(1995) Ltee, Andre Chagnon and his spouse and descendants, Caisse de depot et placement du Quebec and their respective affiliates (collectively, all or any of the above constitute the "Existing Control Group")), is a "beneficial owner," as such term is used in Rule 13d- 3 promulgated under that act, of shares of the Voting Stock of the Company having more total votes in an election for directors than shares of Voting Stock of which the Existing Control Group is the beneficial owner and, at the same time, the Existing Control Group does not have the power, by contract or otherwise, to elect or designate a majority of the members of the Board;



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               (ii) the majority of the Board consists of individuals other than
         Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

               (iii) the Corporation adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

               (iv) all or substantially all of the assets or business of the Corporation is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Corporation immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Corporation, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Corporation) and anytime thereafter the Existing Control Group shall not then have the right to elect or designate a majority of the members of the Board; or

               (v) the Corporation combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Corporation immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company) and anytime thereafter the Existing Control Group shall not then have the right to elect or designate a majority of the members of the Board.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

         (g) "Common Stock" means the $.01 par value Class A Common Stock of the Corporation.

         (h) "Corporation" means OpTel, Inc., a Delaware corporation.

         (i) "Director" means a member of the Board.

         (j) "Employee" means an employee of the Corporation or a Subsidiary.




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         (k) "Executive" means the Directors, Chief Executive Officer, Chief
Operating Officer, Chief Financial Officer, Vice Presidents reporting to the Chief Executive Officer and Chief Operating Officer, City General Managers reporting directly to the Vice Presidents, Chief Executive Officer or Chief Operating Officer, and other employees of the Corporation or a Subsidiary specifically designated by the Committee.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Fair Market Value" means the value determined by the Committee or the Board and, if shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the Fair Market Value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of shares of Common Stock on such exchange, or on the over-the-counter market as reported by the NASDAQ system of the National Quotation Bureau, Inc., as the case may be, on the relevant date, and if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day for which such prices are available preceding such relevant date; provided that the Committee and the Board acting reasonably may at any time specify some other definition of Fair Market Value; provided, further, that the Fair Market Value of Common Stock on the IPO Date shall be the initial offering price to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         (n) "IPO Date" means the date on which the Corporation's Common Stock is first offered to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         (o) "Participant" means an Executive who has been granted an Award under the Plan.


         (p) "Plan Year" means the fiscal year of the Corporation commencing September 1 and ending August 31.

         (q) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.


III.  Eligibility

         Any Executive selected by the Committee is eligible to receive an Award pursuant to Section VI hereof.







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IV.  Plan Administration

         (a) The Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Executives in the Plan and, except as otherwise required by law or this Plan, the terms of Awards granted, including performance objective, vesting or exercisability schedules, price, restriction, option or performance period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable.


V.   Capital Stock Subject to the Provisions of this Plan

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under this Plan shall be initially that number of shares of Common Stock that equals 12% of the Common Stock, on a fully diluted basis, issued or issuable under derivatives securities outstanding ("Issued and Issuable Common Stock") on the end of the IPO Date. If, as of January 1 of each year the Plan is in effect, the total number of shares of Issued and Issuable Common Stock, not including any shares issued under the Plan, exceed the total number of shares of Issued and Issuable Common Stock as of January 1 of the preceding year (or, for 1998, as of the IPO Date), the number of shares available for grants of Awards under this Plan shall equal 12% of the total number of shares of Issued and Issuable Common Stock at such date, not including any shares issued under the Plan.

         (b) The grant of a restricted share or performance based Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.




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         (c) There shall be carried forward and be available for Awards under the Plan, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.


VI.  Awards Under This Plan

         As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

                  (a) Stock Option. An Award which provides a right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time. Unless otherwise specifically provided in an Award Agreement, (i) the exercise price of each share of Common Stock covered by a stock option shall not be less than the Fair Market Value of the Common Stock on the date of the grant of such stock option and
         (ii) 25% of the shares covered by the stock option shall become exercisable on the second anniversary of its grant and an additional 25% of such shares shall become exercisable on each of the third, fourth and fifth anniversary of its grant.

                  (b) Incentive Stock Option. An Award which may be granted only to Executives that are employees of the Corporation or a subsidiary in the form of a stock option which shall comply with the requirements of Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. Unless otherwise specifically provided in the Award Agreement, 25% of the shares covered by the incentive stock option shall become exercisable on the second anniversary of its grant, and an additional 25% of such shares shall become exercisable on each of the third, fourth and fifth anniversary of its grant. An Executive who owns stock representing 10% of the voting power or value of all classes of stock of the Corporation or a Subsidiary shall only be granted an incentive stock option (i) with an exercise price of at least a 110% of the Fair Market Value of the Common Stock on the date of the grant of such option and (ii) that expires 5 years from the date of its grant. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 12% of the Issued and Issuable Common Stock on the end of the IPO Date. To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.




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                  (c) Stock Option in lieu of Compensation Election. A right given with respect to a year to an Executive to elect to exchange annual retainers, fees or compensation for stock options.

                  (d) Stock Appreciation Right. A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement.

                  (e) Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

                  (f) Dividend Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (g) Stock Award. An unrestricted transfer of ownership of Common Stock.

                  (h) Performance Base Awards. An Award payable after specified performance goals have been satisfied. The performance period for a performance based Award shall be established prior to the time such Award is granted and may overlap with performance periods relating to other Awards granted hereunder to the same Executive. Each Award shall be contingent upon future performance and achievement of objectives described either in terms of Company-wide performance or in terms that are related to the performance of the Executive or of the division, subsidiary, department or function within the Corporation in which the Executive is employed. Such objectives shall be based on increases in share prices, operating income, net income or cash flow thresholds, sales results, return on common equity or any combination of the foregoing. Following the end of each performance period, the holder of each Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Unless the Award specifies otherwise, including restrictions in order to satisfy the conditions under Section 162(m) of the Code, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

                  (i) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.


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VII.  Award Agreements


         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award. Unless required by the Committee, a Participant shall not be required to execute the Participant's Award Agreement.


VIII.  Other Terms and Conditions

         (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

         (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

         (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

         (g) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules




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promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

         (h) Maximum Awards. Subject to adjustment in accordance with the provisions of Section X, the maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options over the life of this Plan is 1,000,000. The maximum number of shares of Common Stock that may be issued, and the maximum amount of cash that may be received by any single Participant pursuant to a performance based Award in any one year is 50,000 and $750,000, respectively.

         (i) Change in Control. In the event of a Change in Control, all Awards shall vest, become immediately exercisable and/or cease to be subject to any risk of forfeiture, as the case may be.

         (j) Additional Restrictions. The Committee may include provisions in an Award Agreement which would limit the right of a Participant with respect to an Award in the event that the Participant conducts himself in a manner adversely affecting the Company or engages in other activities proscribed in the Award Agreement.

IX.  Termination, Modification and Amendments

         (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan which require stockholder approval under applicable law, rule or regulation unless the same shall be approved by the requisite vote of the Corporation's stockholders.

         (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.


X.   Recapitalization

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and




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the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


XI.  No Right to Employment

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.


XII.  Governing Law

         To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Texas.


XIII.  Savings Clause

This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Executives who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.



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XIV.  Effective Date and Term

         The Plan, as restated, shall become effective upon, and is conditioned on the occurrence of, the IPO Date, subject to adoption by the Board and the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board. All Awards granted prior to such adoption by the Board and approval by the stockholders shall be subject to such adoption and approval and shall not be exercisable and/or transferable prior thereto. In the event such adoption and/or approval is not obtained or there is no IPO Date, the Plan as restated and all Awards granted thereunder shall be null and void. The Plan shall terminate on the date which is ten years from the IPO Date. No Award shall be granted after the termination of the Plan. Unless otherwise provided, by the Committee, options granted prior to the adoption of this restatement of the Plan shall continue to be subject to the terms of the Plan prior to this restatement.










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